1585 BROADWAY NEW YORK, NY 10036-8299 TELEPHONE 212.969.3000 FAX 212.969.2900	BOCA RATON BOSTON CHICAGO LOS ANGELES NEW ORLEANS NEWARK PARIS SAO PAULO WASHINGTON

OPINION OF PROSKAUER ROSE LLP

_______________, 2008

Lightstone Value Plus Real Estate Investment Trust II, Inc.
326 Third Street
Lakewood, NJ 08701

Ladies and Gentlemen:
We are acting as counsel to Lightstone Value Plus Real Estate Investment Trust II, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement (the “Registration Statement”) on Form S-11 (No. 333-151532) relating to (i) the sale by the Company of up to 51,000,000 shares (the “Company Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”) and (ii) the issuance by the Company of up to 6,500,000 shares of Common Stock pursuant to the Company’s distribution reinvestment program (the “DRIP Shares” and together with the Company Shares, the “Securities”). Terms defined in the Registration Statement and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Registration Statement.

As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the charter of the Company, as amended and restated to date; (ii) the by-laws of the Company; and (iii) the Registration Statement, together with the exhibits filed as a part thereof.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

This opinion is limited in all respects to the federal law of the United States and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction. With respect to matters of Maryland law, we have relied, without independent investigation, exclusively upon the opinion of Venable LLP, counsel for the Company, dated ________, 2008, and our opinion is subject to all of the limitations, qualifications, exceptions and assumptions set forth therein.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that the Securities, when issued pursuant to, and as described in the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance), will be duly authorized, legally issued, fully paid and non-assessable and will constitute legal, binding obligations of the Company.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities. This opinion is rendered to you in connection with the issuance of the Securities and may not be used by you for any other purpose.

Very truly yours,

PROSKAUER ROSE LLP